Exhibit 107

Calculation of Filling Fee Table

F-1

(Form Type)

Ryde Group Ltd

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $ per share (1)(2)(3)	457(o)		$		$17,250,000	$110.20 per $1,000,000	$1,900.95
	Equity	Underwriter’s warrants	457(o)	-		-	-	-	-
	Equity	Class A Ordinary Shares underlying Underwriter’s warrants (4)(5)	457(o)		$		$948,750	$110.20 per $1,000,000	$104.55
Fees Previously Paid	-	-	-	-		-	-	-	-
Carry Forward Securities	-	-	-	-		-	-	-	-
		Total Offering Amounts							$2,005.50
		Total Fees Previously Paid							-
		Total Fee Offsets							-
		Net Fee Due							$2,005.50

(1)

Pursuant to Rule 416(a) under the Securities Act, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Includes additional Class A Ordinary Shares (up to 15% of the ordinary shares offered to the public) that the Underwriter has the option to purchase to cover over-allotments, if any.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)

We have agreed to issue to the representative of the underwriters (the “Representative”) warrants to purchase a number of Class A Ordinary Shares equal to an aggregate of up to five percent (5%) of the number of Class A Ordinary Shares sold in this Offering and also register herein such underlying Class A Ordinary Shares. The Representative’s warrants shall be exercisable, in whole or in part, commencing six (6) months from the commencement of sales of this Offering and expiring five (5) years from the commencement of sales of this Offering. The Representative’s warrants will have an exercise price of 110% of the offering price of the Class A Ordinary Shares sold in this offering.

(5)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Class A Ordinary Shares underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.